As filed with the Securities and Exchange Commission on September__, 2009.

                                                   Registration No 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                               CEL-SCI CORPORATION
                        --------------------------------
               (Exact name of registrant as specified in charter)

                                    Colorado
                        -------------------------------
                 (State or other jurisdiction of incorporation)

                                             8229 Boone Blvd. #802
                                             Vienna, Virginia  22182
        84-09l6344                           (703) 506-9460
     IRS Employer I.D.        (Address, including zip code, and telephone number
          Number)             including area of principal executive offices)

                                  Geert Kersten
                              8229 Boone Blvd. #802
                             Vienna, Virginia 22182
                                 (703) 506-9460
                    ----------------------------------------
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

     Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                                  Hart & Trinen
                             1624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
               From time to time after this Registration Statement
              becomes effective as determined by market conditions

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [x] 333-160794

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

       Large accelerated filer   [  ]             Accelerated filer   [  ]

       Non-accelerated filer     [  ]             Smaller reporting company  [x]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

Title of each                           Proposed    Proposed
  Class of                               Maximum    Maximum
Securities               Securities     Offering    Aggregate     Amount of
  to be                    to be        Price Per   Offering    Registration
Registered               Registered     Share (1)    Price         Fee (1)
-------------            ----------     ---------   ---------   ------------

Common stock                    (2)           (2)         (2)            (2)

Total                                 $5,000,000   $5,000,000       $279.00

------------------------------------------------------------------------------

(1)  Offering price computed in accordance with Rule 457(c).
(2) There are being registered hereunder an indeterminate number of shares of common stock and warrants as may be sold, from time to time, by the Company.

     Pursuant  to  Rule  416,   this   Registration   Statement   includes  such
indeterminate number of additional securities as may be required for issuance as the result of any stock splits, stock dividends or similar transactions.

     This registration statement is being filed pursuant to Rule 462(b). Pursuant to Instruction IV of the general instructions to Form S-3 the contents of registration statement 333-160794 are incorporated by reference.

                                POWER OF ATTORNEY

     The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to exe- cute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, State of Virginia, on the 21st day of September, 2009.

                                       CEL-SCI CORPORATION

                                       By:  /s/ Maximilian de Clara
                                           -----------------------------------
                                              Maximilian de Clara, President

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                         Date
---------                            -----                         ----

 /s/ Maximilian de Clara          Director and              September 21, 2009
------------------------------    Principal
Maximilian de Clara               Executive Officer


 /s/ Geert R. Kersten             Director, Principal       September 21, 2009
-------------------------------   Financial Officer, and
Geert R. Kersten                  Chief Executive Officer

-------------------------------   Director
Alexander G. Esterhazy

 /s/ C. Richard Kinsolving        Director                  September 21, 2009
------------------------------
C. Richard Kinsolving, Ph.D.

 /s/ Peter R. Young               Director                  September 21, 2009
------------------------
Peter R. Young, Ph.D.

                               CEL-SCI CORPORATION

                                    FORM S-3

                                    EXHIBITS